UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                Information Statement Pursuant to Section 14 (c) of the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate Box:
    [X]      Preliminary Information Statement
    [ ]      Confidential, for use of the Commission Only (as permitted by
             Rule 14c-5(d)(2))
    [ ]      Definitive Information Statement

                             PARK CITY GROUP, INC.
                ------------------------------------------------
                 (Name of Registrant As Specified In Its Charter

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    [ ] Fee paid previously with preliminary materials
    [ ] Check box if any part of the fee is offset as provided by Exchange Act
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        Contact Person: A. O. Headman, Jr., ESQ, Cohne Rappaport & Segal
             525 East 100 South 5th Floor, Salt Lake City, UT 84102;
                      Tel: 801-532-2666, Fax: 801-355-1813

                              PARK CITY GROUP, INC.
                           333 Main Street, Suite 300
                               Park City, UT 84060

          NOTICE OF ACTION TO BE TAKEN WITHOUT A STOCKHOLDERS' MEETING
--------------------------------------------------------------------------------

TO OUR STOCKHOLDERS:

         Notice is hereby given that Park City Group, Inc. plans to take certain corporate action pursuant to the written consent of our Board of Directors and the holders of a majority of our outstanding voting securities ("Majority Stockholders"). The action we plan to take is to amend our Articles of Incorporation to increase the number of shares of common stock which we are authorized to issue from 300,000,000 to 500,000,000 ("Increased Capital Proposal").

         On March 1, 2004, our Board of Directors unanimously approved the Increased Capital Proposal and the Majority Stockholders have consented in writing to the Increased Capital Proposal.

         The Increased Capital Proposal will be effected through an amendment to our Articles of Incorporation.

         The Board of Directors has fixed the close of business on March 10, 2004, as the Record Date for determining the stockholders entitled to notice of the foregoing.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE.

March 17, 2004

                                              By Order of the Board of Directors

                              PARK CITY GROUP, INC.
                           333 Main Street, Suite 300
                               Park City, UT 84060
                        PRELIMINARY INFORMATION STATEMENT
                                 March __, 2004

           This Information Statement is being provided to you by the Board of Directors of Park City Group, Inc.

                              _____________________

         This Information Statement and the Notice of Action Taken Without a Stockholders' Meeting (jointly, the "Information Statement") is furnished by the Board of Directors of Park City Group, Inc. (the "Company" or "Park City Group), a Nevada corporation, to the holders of the Park City Group's common stock at March 10, 2004 (the "Record Date") to provide information with respect to action taken by the written consent of the Majority Stockholders. The Majority Stockholders approved by written consent, a proposal (the "Increased Capital Proposal") to amend our Articles of Incorporation to increase the number of shares of common stock which we are authorized to issue from 300,000,000 to 500,000,000

         The Board of Directors decided to obtain written consent of the Majority Stockholders in order to avoid the costs and management time required to hold a special meeting of stockholders. All required corporate approvals of the Increased Capital Proposal have been obtained, subject to furnishing this notice and 20 days elapsing from the date of this notice. This Information Statement is furnished solely for the purpose of informing stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

            THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

              INTEREST OF CERTAIN PERSONS IN FAVOR OF OR OPPOSITION
                              TO MATTERS ACTED UPON

         The Company is not aware of any interest that would be substantially affected through the adoption of the Increased Capital Proposal whether adversely or otherwise.

                                VOTING SECURITIES

         As of the Record Date, the Company's authorized capitalization consisted of 300,000,000 shares of common stock, par value $.01 per share, and 30,000,000 shares of preferred stock, par value $.01 per share. At March 10, 2004, there were 243,644,240 shares of common stock outstanding and no shares of preferred stock outstanding.

         Each share of common stock entitles its holder to one vote on each matter submitted to the common stockholders for a vote. We have obtained the written consent of the Majority Stockholders representing 172,250,125 votes on the Increased Capital Proposal.


                           INCREASED CAPITAL PROPOSAL
                       INCREASE IN AUTHORIZED COMMON STOCK

General

         Our Board of Directors has unanimously approved a proposal to amend our Articles of Incorporation to increase the number of shares of common stock which we are authorized to issue from 300,000,000 to 500,000,000. Our Board has recommended to our Majority Stockholders that they vote in favor of the Increased Capital Proposal and our Majority Stockholders have voted in favor of the Increased Capital Proposal. The votes of our Majority Stockholders were obtained by written consent.

Consent Required

         Approval of the Increased Capital Proposal, through an amendment to our Articles of Incorporation, requires the consent of the holders of a majority of the outstanding voting shares. The Majority Stockholders beneficially own 172,250,125 shares of our common stock representing approximately 71% of the votes that could be cast by the holders of our outstanding voting shares as of the Record Date. The Majority Stockholders have given their written consent to this Increased Capital Proposal and accordingly, the requisite stockholder approval of this Proposal was obtained by the execution of the Majority Stockholders' written consent in favor of the Proposal.

Amendment

         Our Board of Directors and the Majority Stockholders have voted to amend Article V of our Articles of Incorporation to read as follows:

                        (Beginning of Amended Article V)

                                    ARTICLE V
                                  CAPITAL STOCK

         The total number of shares of all classes of capital stock that the Corporation has the authority to issue is 530,000,000 shares that are divided into two classes as follows:(1) 30,000,000 shares of Preferred Stock (Preferred Stock) $.01 par value per share, and (2) 500,000,000 shares of Common Stock (Common Stock) $.01 par value per share. This Corporation is authorized to issue two classes of shares. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the corporation on all matters voted upon by the Stockholders.

         The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Nevada Revised Statutes, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those shares of the series of the same class

                           (End of Amended Article V)

Reasons for Increase in Capital

         The purpose of increasing the number of authorized shares of common stock is to provide additional authorized shares which will be issued to fulfill current obligations, possible future financings, and for acquisitions and such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans. The increase in the number of authorized shares of common stock would enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

         Specifically, we have 300,000,000 common shares authorized and 243,644,240 shares issued and outstanding and committed for issuance, leaving 56,355,760 shares of common stock available for issuance in connection with the exercise of outstanding options and warrants and for acquisitions and/or financing transactions. We are actively seeking to raise funds and additional shares will likely be issued if we are successful in obtaining additional financing. The Board of Directors sought stockholder approval to increase the authorized common shares as described herein. Other than described herein, we have no specific plans at this time to issue additional shares of common stock.

         The Board of Directors is authorized to issue any of the additional shares of common stock and preferred stock at such times, to such persons and for such consideration as it may determine in its discretion, except as may otherwise be required by applicable law or the rules of any exchange on which the common Stock and preferred Stock may be listed. At the present time, the common stock and the preferred stock are not listed with any exchange. When and if they are issued, the additional shares of common stock would have the same rights and privileges as the presently outstanding shares of common stock.

         There are certain advantages and disadvantages of voting for an increase in our authorized common stock. The advantages include:

         o The ability to raise capital by issuing capital stock in financing transactions.

         o The ability to fulfill our obligations by having common stock available upon the exercise of outstanding options and warrants.

         o To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

         o The issuance of authorized but unissued stock could be used to deter a potential takeover of Park City Group that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors' desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

         o Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Blank Check Preferred Stock

         We have authorized 30,000,000 shares of preferred stock. Our class of preferred stock is "blank check" preferred stock. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance without further stockholder approval. The authorization of such blank check preferred stock would permit the Board of Directors to authorize and issue preferred stock from time to time in one or more series.

         Subject to the provisions of our amended Articles of Incorporation and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of Park City Group and its stockholders.

                               DISSENTERS' RIGHTS

         There are no dissenters' rights applicable to the amendment of our Articles of Incorporation relating to Increased Capital Proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth information regarding shares of our Common Stock beneficially owned as of March 10, 2004 by: (1) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of its common stock.

                                          Common
Shareholder                                Stock                  Percentage
-----------                                -----                  ----------

Name, Position, and Address         Amount of Beneficial
of Beneficial Owner                     Ownership (1)         Percent of class
---------------------------         --------------------      ----------------
Randall K.  Fields, President, CEO
and Chairman of the Board
Park City, Utah                        145,536,452 (2)            59.73%

Edward C.  Dmytryk, Director
Ocala, Florida                             862,660                  .30%

Thomas W.  Wilson Jr., Director
Westport, Connecticut                   14,157,034(3)              5.80%

Bernard F.  Brennan, Director
Ponte Vedra Beach, Florida              14,622,597(4)              6.00%

William R.  Jones, Director
Cumming, Georgia                           158,300                  .06%

Anthony E. Meyer, Director
New York, New York                       8,074,727                 3.3%

Peter Jensen, CFO and Secretary
Salt Lake City, Utah                       333,336                  .14%

Riverview Financial Corp.
Park City, Utah                        108,124,529(5)             44.38%

AW Fields Acquisition LLC
New York, NY                            57,500,002(6)             23.6%

Executive Officers & Directors
as a Group (7 persons)                 183,745,106                75.4%

Total Shares Outstanding               243,644,240               100%

*        Less than 1%

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but not deemed outstanding for computing the percentage of any other person.

(2) Includes 108,124,529 shares of common stock owned by Riverview Financial Corp., a corporation that is owned 100% by Randall K. Fields, and 0 shares issuable upon the exercise of currently exercisable options.

(3) Includes 9,299,505 shares of common stock issuable upon the exercise of currently excisable options and warrants.

(4) Includes 9,127,083 shares of common stock issuable upon the exercise of currently excisable options and warrants.

(5) These shares are owned directly by Riverview Financial Corp. but are included in the shares attributed to Randall K. Fields.

(6) Includes 28,750,001 shares of common stock issuable upon the exercise of currently excisable options and warrants

                         EXCHANGE OF STOCK CERTIFICATES

         No action need be taken by the Company's stockholders to exchange their stock certificates as a result of the Increased Capital Proposal.


                      ADDITIONAL AND AVAILABLE INFORMATION

         Park City Group is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                       STATEMENT OF ADDITIONAL INFORMATION

         Park City Group's Annual Report on Form 10-KSB for the year ended June 30, 2003 and Quarterly Reports on Form 10-QSB's, for the quarters ended September 30, 2003 and December 31, 2003 herein by this reference. Park City Croup's Forms 8-k filed on the following dates are incorporated herein by reference: July 14, 2003; October 20, 2003; January 7, 2004; January 8, 2004; January 14, 2004; January 29, 2004, February 5, 2004 and February 19, 2004.

         We will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

         All documents filed by Park City Group pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           COMPANY CONTACT INFORMATION

         All inquiries regarding the Company should be addressed to the Company's principal executive offices:

                              Park City Group, Inc.
                           333 Main Street, Suite 300
                               Park City, UT 84060
                                 (435) 649-2221


                                          By order of the Board of Directors:

                                          /s/ Randall K. Fields
                                         ---------------------------------------
                                          President and Chief Executive Officer